Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

September 28, 2010

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139

Ladies and Gentlemen:

We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), in connection with the sale by the Company of $400,000,000 aggregate principal amount of the Company’s 3.35% Convertible Senior Subordinated Notes due 2015 (the “Securities”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) and related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission, and an indenture, dated September 28, 2010, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated September 28, 2010, between the Company and the Trustee (as so supplemented, the “Indenture”).

In connection with this opinion, we have examined the Indenture, including all exhibits and schedules thereto, the Registration Statement and the exhibits thereto, the related Prospectus and Prospectus Supplement, the Company’s Restated Articles of Organization and By-laws, both as currently in effect, and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed, without independent inquiry or investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, facsimile or conformed copies and the authenticity of the originals of such copies.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts and the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Commonwealth of Massachusetts, the State of New York, the United States Federal Laws and the reported judicial decisions interpreting those laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Securities constitute valid and legally binding obligations of the Company.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of the Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indenture was duly authorized, executed, and delivered by the Trustee. We have not independently verified the foregoing assumption.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to (i) the reference to this firm under the under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and in the related Prospectus Supplement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.